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                                                                              15


                                                                    EXHIBIT 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350

      In connection with the Quarterly Report of Mills Music Trust. (the "Trust") on Form 10-Q for the fiscal quarter ended June 30, 2007, as filed with the Securities and Exchange Commission (the "Report"), the undersigned certifies, pursuant to 18 U.S.C. Section 1350, that to my knowledge:

      1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      2. The information contained in the Report fairly presents, in all material respects, the financial condition and *results of operations of the Trust.

Date: August 14, 2007                     /s/ Joel Faden
      ---------------                     --------------------------------------

                                          Joel Faden, Joel Faden & Company, Inc.
                                          Chief Financial Individual
                                          Providing accounting services


* The statements of cash receipts and disbursements reflect only cash transactions and do not include transactions that would be recorded in financial statements presented on the accrual basis of accounting. The Trust is required to distribute all funds received after payment of expenses. Accordingly, the Trust has not prepared any statements of financial condition or cash flows.


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                                                                              16


                                                                    EXHIBIT 32.2

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350

      In connection with the Quarterly Report of Mills Music Trust. (the "Trust") on Form 10-Q for the fiscal quarter ended June 30, 2007, as filed with the Securities and Exchange Commission (the "Report"), the undersigned certifies, pursuant to 18 U.S.C. Section 1350, that to my knowledge:

      1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      2. The information contained in the Report fairly presents, in all material respects, the financial condition and *results of operations of the Trust.

Date: August 14, 2007                             /s/ Thomas G. Mackay
      ---------------                             ------------------------------

                                                  Thomas G. Mackay
                                                  Trust officer of The Corporate
                                                  Trustee

* The statements of cash receipts and disbursements reflect only cash transactions and do not include transactions that would be recorded in financial statements presented on the accrual basis of accounting. The Trust is required to distribute all funds received after payment of expenses. Accordingly, the Trust has not prepared any statements of financial condition or cash flows.